As filed with the Securities and Exchange Commission on March 5, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Caribou Biosciences, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	45-3728228
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2929 7th Street, Suite 105 Berkeley, CA	94710
(Address of Principal Executive Offices)	(Zip Code)

Caribou Biosciences, Inc. 2021 Equity Incentive Plan

Caribou Biosciences, Inc. 2021 Employee Stock Purchase Plan

(Full Title of the Plan)

Rachel E. Haurwitz, Ph.D.

President and Chief Executive Officer

Caribou Biosciences, Inc.

2929 7th Street, Suite 105

Berkeley, California 94710

(510) 982-6030

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ashok W. Mukhey, Esq. Reed Smith LLP 1901 Avenue of the Stars, Suite 700 Los Angeles, California 90067 Telephone: (310) 734-5200	Barbara G. McClung, Esq. Caribou Biosciences, Inc. 2929 7th Street, Suite 105 Berkeley, California 94710 Telephone: (510) 982-6030	Jeffrey G. Aromatorio, Esq. Reed Smith LLP 225 Fifth Avenue Pittsburgh, Pennsylvania 15222 Telephone: (412) 288-3364

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by Caribou Biosciences, Inc., a Delaware corporation (the “Registrant”), relating to 4,757,184 shares of its common stock, par value $0.0001 per share (the “Common Stock”), to be issued pursuant to the Registrant’s 2021 Equity Incentive Plan (“2021 EIP”) and 951,436 shares of Common Stock to be issued pursuant to the Registrant’s 2021 Employee Stock Purchase Plan (“2021 ESPP”), which Common Stock is in addition to the 22,932,054 shares of Common Stock already issuable under the 2021 EIP and the 3,532,196 shares of Common Stock already issuable under the 2021 ESPP as registered on the Registrant’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on July 26, 2021 (File No. 333-258173), Form S-8 filed with the Commission on March 21, 2022 (File No.  333-263750), Form S-8 filed with the Commission on March 9, 2023 (File No. 333-270431), Form S-8 filed with the Commission on March  11, 2024 (File No. 333-277827), and Form S-8 filed with the Commission on March 10, 2025 (File No. 333-285685) (collectively, the “Prior Registration Statements”). These additional shares of Common Stock have been reserved for issuance as a result of the operation of the “evergreen” provisions in the Registrant’s 2021 EIP and 2021 ESPP, which provide that the total number of shares subject to such plans may be increased each year pursuant to a specified formula.

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this registration statement, Caribou Biosciences, Inc. is sometimes referred to as “Registrant,” “we,” “us,” or “our.”

Item 3. Incorporation of Documents by Reference.

The following documents previously filed by Caribou Biosciences, Inc. (the “Registrant”) with the Commission are incorporated by reference into this Registration Statement:

(a)	Registrant’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Commission on March 5, 2026; and

(b)

The description of the Registrant’s Common Stock which is contained in a registration statement on Form 8-A filed on July 19, 2021 (File No. 001-40631) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as updated by the description of the Registrant’s capital stock contained in Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K, for the fiscal year ended December 31, 2021, including any amendment or report filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to this registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of the filing of such documents; except as to any portion of any future annual or quarterly report to stockholders or document or current report furnished under current

Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, that is not deemed filed under such provisions. For the purposes of this registration statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Under no circumstances will any information filed under current Items 2.02 or 7.01 of Form 8-K, and exhibits furnished on such form that relate to such items, be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8. Exhibits.

Reference is made under this Item 8 to the exhibit index included in this Registration Statement.

Exhibit Index

Exhibit Number	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation, as currently in effect (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-40631), filed with the Commission on July 28, 2021).

4.2	Amended and Restated Bylaws, as currently in effect (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K (File No. 001-40631), filed with the Commission on July 28, 2021).

5.1	Opinion of Reed Smith LLP.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Reed Smith LLP (reference is made to Exhibit 5.1).

24.1	Power of Attorney (reference is made to the signature page hereto).

99.1	2021 Equity Incentive Plan (incorporated herein by reference to Exhibit 99.6 to the Registrant’s Registration Statement on Form S-8 (File No. 333-258173), filed with the Commission on July 26, 2021).

99.2	Form of Employee Stock Option Agreement under the 2021 Equity Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.50 to the Registrant’s Annual Current Report on Form 10-K (File No. 001-40631) for the period ended December 31, 2021, filed with the Commission on March 21, 2022).

99.3	Form of Non-Employee Director Stock Option Agreement under the 2021 Equity Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.51 to the Registrant’s Annual Report on Form 10-K (File No. 001-40631) for the period ended December 31, 2021, filed with the Commission on March 21, 2022).

99.4	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.52 to the Registrant’s Annual Report on Form 10-K (File No. 001-40631) for the period ended December 31, 2021, filed with the Commission on March 21, 2022).

99.5	Form of Restricted Stock Unit Award Grant Notice and Restricted Stock Unit Award Agreement under the 2021 Equity Incentive Plan of the Registrant (incorporated by reference to Exhibit 10.1 of the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40631) for the period ended September 30, 2022, filed with the Commission on November 8, 2022).

99.6	Form of Performance Stock Unit Award Grant Notice and Performance Stock Unit Award Agreement under the 2021 Equity Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40631) for the period ended September 30, 2022, filed with the Commission on November 8, 2022).

99.7	Form of Performance-Based Stock Option Agreement under the 2021 Equity Incentive Plan of the Registrant (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-40631) for the period ended September 30, 2025, filed with the Commission on November 12, 2025).

99.8	2021 Employee Stock Purchase Plan (incorporated herein by reference to Exhibit 99.7 to the Registrant’s Registration Statement on Form S-8 (File No. 333-258173), filed with the Commission on July 26, 2021).

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Berkeley, State of California, on this 5th day of March, 2026.

Caribou Biosciences, Inc.

By:	/s/ Rachel E. Haurwitz
Rachel E. Haurwitz
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Rachel E. Haurwitz, Barbara G. McClung, and Sriram Ryali and each of them, with full power of substitution and full power to act without the other, his or her true and lawful attorney-in-fact and agent to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file this registration statement, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Rachel E. Haurwitz Rachel E. Haurwitz	President and Chief Executive Officer and Director (Principal Executive Officer)	March 5, 2026

/s/ Sriram Ryali Sriram Ryali	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 5, 2026

/s/ Scott Braunstein Scott Braunstein	Director	March 5, 2026

/s/ Andrew Guggenhime Andrew Guggenhime	Director	March 5, 2026

/s/ David Johnson David Johnson	Director	March 5, 2026

/s/ Dara Richardson-Heron Dara Richardson-Heron	Director	March 5, 2026

/s/ Natalie Sacks Natalie Sacks	Director	March 5, 2026

/s/ Nancy Whiting Nancy Whiting	Director	March 5, 2026

/s/ Ran Zheng Ran Zheng	Director	March 5, 2026